SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 23, 2005

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Performance Awards

On April 23, 2005, Maguire Properties, Inc. (the “Company”) and Maguire Properties, L.P. entered into definitive agreements with certain of the Company’s named executive officers pursuant to which the Company granted each such executive officer a performance award under the Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Plan”). Each performance award generally represents an incentive bonus that may become payable to the executive based on the executive’s continued employment and the achievement of specified performance goals tied to the Company’s total shareholder return. The performance award grants were made by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

Each executive’s performance award is designated as a specified percentage of an aggregate performance award pool which is based on the “excess shareholder value” created during the applicable performance period. As described in greater detail below, vesting of the performance award depends on achieving certain compound total shareholder return thresholds, while the size of the performance award pool is determined, in part, on the value of the compound annual total shareholder return in excess of a compound annual total shareholder return of 9% and, in part, on the value of the compound annual total shareholder return in excess of the NAREIT office index, in either case during the performance period.

Under the performance award agreements, “excess shareholder value,” calculated with respect to the total number of shares of the Company’s common stock and limited partnership units of the Company’s operating partnership outstanding at the end of the applicable performance period, is equal to the sum of (x) fifty percent of the value of the excess, if any, of the Company’s compound annual total shareholder return (as applied to such stock and units) during the performance period over a compound annual total shareholder return of 9%, plus (y) fifty percent of the value of the excess, if any, of the Company’s compound annual total shareholder return (as applied to such stock and units) during the performance period over the greater of (i) the compound annual total shareholder return of the NAREIT office index during the performance period and (ii) a compound annual total shareholder return of 9%. The Company’s total shareholder return is calculated as the percentage by which the ten day trailing average of the closing prices at the end of the applicable performance period of a share of the Company’s common stock outstanding as of April 1, 2005, increased by an amount that would be realized if all cash dividends paid during the performance period were fully reinvested in the Company’s common stock on the applicable dividend payment date, exceeds a base price equal to $23.91, which represents the ten day trailing average of the closing prices of the Company’s common stock ending on March 31, 2005.

The performance awards vest and become payable as follows:

•
If the Company achieves a compound annual total shareholder return equivalent to at least 15% over the three-year period commencing on April 1, 2005, the award will vest and the amount of the performance award pool will equal 10% of the excess shareholder value created during the three-year performance period.

•
If the Company achieves a compound annual total shareholder return equivalent to at least 12% over the four-year period commencing on April 1, 2005, the award will vest and the amount of the performance award pool will equal 10% of the excess shareholder value created if the Company achieves a compound annual total shareholder return equivalent to at least 15% during such four year performance period and will be 5% of the excess shareholder value created if the Company achieves a compound annual total shareholder return equivalent to at least 12% (but less than 15%) during the four-year performance period.

•
If the Company achieves a compound annual total shareholder return equivalent to at least 9% over the five-year period commencing on April 1, 2005, the award will vest and the amount of the performance award pool will equal 10% of the excess shareholder value created if the Company achieves a compound annual total shareholder return equivalent to at least 15% during such five-year performance period, will be 5% of the excess shareholder value created if the Company achieves a compound annual total shareholder return equivalent to at least 12% (but less than 15%) during such five-year performance period, and will be 2.5% of the excess shareholder value created if the Company achieves a compound annual total shareholder return equivalent to at least 9% (but less than 12%) during the five-year performance period.

In no event will the aggregate amount of the performance award pool (or the sum of all performance award pools) exceed $50,000,000.

In addition, if the Company achieves the three-year or four-year performance targets described above and subsequently achieves either the four-year or five-year performance targets, the executive will be entitled to an additional payment if amount of the performance award calculated at the time of the subsequent vesting exceeds the amount calculated as of the earlier vesting date.

The performance award agreements also provide that if a change in control of the Company occurs before March 31, 2010 and the Company achieves a compound annual total shareholder return equivalent to at least 9% during the period commencing on April 1, 2005 and ending on the date of the change in control, the award will vest and the amount of the performance award pool will be determined as described above, depending on the excess shareholder value calculated for such period.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Plan administrator. In addition, the Plan administrator may, in its discretion, adjust or modify the methodology for calculating the performance awards (other than the executive’s allocated percentage of the performance award pool) to account for events affecting the value of the Company’s common stock if, and to the extent, the Plan administrator does not consider the effect of such events indicative of Company performance. Such events may, for example, include the issuance of new common stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events.

In the event that an executive’s employment is terminated for any reason, the executive will forfeit the performance award to the extent that the award has not already vested.

Performance awards will be paid in shares of the Company’s common stock or, in the discretion of the Plan administrator, in cash (in whole or in part) at the end of the applicable performance period. In the event that performance awards are paid in shares, the aggregate number of shares paid with respect to all performance awards may not exceed 3,000,000 shares, and the issuance of shares will be subject to all applicable limits contained in the Plan. If shares are not available to satisfy some or all of the performance award, then the award is required to be paid in cash (to the extent of such shortfall).

The table below sets forth the names and award pool percentages with respect to performance awards granted on April 23, 2005 to the Company’s named executive officers. The Company also granted performance awards to certain other executives of the Company who are not named executive officers. In addition, 28% of the award pool remains unallocated and will be available for grants to other current or future senior executives of the Company or to the current grantees (including the named executive officers) in the event that the Compensation Committee determines that the award pool percentage allocated to one or more of such executives should be increased.

Name	Award Pool Percentage

Robert F. Maguire III	0.00%
Richard I. Gilchrist	20.00%
Dallas E. Lucas	10.00%
Mark T. Lammas	8.00%
Bill Flaherty	8.00%

A copy of a form of the Performance Award Agreement for the grants to the Company’s named executive officers is filed as Exhibit 99.1 hereto.

Annual Cash Bonus

On April 23, 2005, the Compensation Committee of the Company’s Board of Directors adopted guidelines for determining the annual cash incentive bonuses that may become payable to its named executive officers commencing with the Company’s 2005 fiscal year under the Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. Incentive Bonus Plan.

Pursuant to the adopted guidelines, each named executive officer’s target bonus is expressed as a percentage of his or her annual base salary. The table below shows the annual base salary and target annual bonus for each named executive officer of the Company. As described below, actual annual bonuses for the named executive officers under the guidelines will range from 0% to 200% of his or her target bonus.

Name	2005 Base Salary	Target Bonus
		Percent of Base Salary	Dollars

Robert F. Maguire III	$150,000	0.0%	$0
Richard I. Gilchrist	$450,000	100%	$450,000	(1)
Dallas E. Lucas	$400,000	100%	$400,000	(2)
Mark T. Lamas	$275,000	75%	$206,250
Bill Flaherty	$300,000	60%	$180,000

(1)	Pursuant to his employment agreement, Mr. Gilchrist’s 2005 cash bonus cannot be less than 100% of his base salary.

(2)	Pursuant to his employment agreement, Mr. Lucas's 2005 cash bonus cannot be less than 50% of his base salary.

The methodology established under the guidelines consists of two equally-weighted, mutually exclusive components. The first component is the executive’s performance in achieving individual objectives established for him or her. The second component is based on the Company’s total return to shareholders. With respect to the individual component, the Compensation Committee will establish a set of objectives for the management team for the applicable year. These objectives pertain to specific milestones or tasks that are critical to meeting the Company’s business plan, and may include, without limitation, targets for leasing or occupancy, the acquisition or disposition of assets, marketing and branding milestones, acquisition integration and the recruitment of talent for key positions. At the completion of the fiscal year, the Compensation Committee will evaluate the performance of the Company’s named executive officers in determining the bonus, if any, that each executive will be awarded. The bonus range for this individual component is between 0% and 100% of the executive’s target bonus.

The second component of the annual bonus is the Company’s total return to shareholders during the year, and is measured against two metrics. The first metric is the absolute total return to shareholders calculated as the change in the share price of the Company’s common stock during the year plus the payment of dividends, expressed as a percentage of the 10-day average closing share price at the beginning of the year. The bonus range for this aspect of the second component is between 0% and 50% of the executive’s target annual bonus, provided that a minimum total return of 9% must be achieved. The second metric is the Company’s rank among the other Real Estate Investment Trusts that comprise the NAREIT office sector. The portion of an executive’s bonus attributable to this metric ranges from 0% to 50% of the executive’s target annual bonus, subject to the Company achieving a minimum rank of at least 16th place out of 20 companies.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

99.1	Performance Award Agreement form for the grants to the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated: April 28, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Performance Award Agreement form for the grants to the Company’s named executive officers.